UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-41886	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 10, 2025, Citi Trends, Inc. (the “Company”) entered into the Fourth Amendment (“Fourth Amendment”) to the Credit Agreement (“Existing Credit Agreement”), dated as of October 27, 2011 (as previously amended by the First Amendment, dated as of August 18, 2015, the Second Amendment, dated as of May 12, 2020, and the Third Amendment, dated as of April 15, 2021), by and among the Company, as Borrower, the Company’s wholly-owned subsidiary, Citi Trends Marketing Solutions, Inc., as Guarantor, and Bank of America, N.A., as Lender.

The Fourth Amendment amends the Existing Credit Agreement to, among other things, (i) extend the maturity date for five-years from August 15, 2026 to April 10, 2030 and (ii) modify certain covenant terms and fees. The Fourth Amendment continues to provide for a $75 million facility and a $25 million uncommitted “accordion” feature that under certain circumstances could allow the Company to increase the size of the facility to $100 million. Borrowings under the Fourth Amendment will bear interest (a) for Term SOFR loans, at a rate equal to Term SOFR plus either 1.5%, 1.75%, or 2%, or (b) for Base Rate Loans, at a rate equal to the highest of (i) the prime rate, (ii) the Federal Funds Rate plus 0.5%, or (iii) Term SOFR plus 1.0%, plus, in each case either 1.5%, 1.75%, or 2% based in any such case on the average daily availability for borrowings under the facility.

The Fourth Amendment remains secured by the Company’s inventory, accounts receivable and related assets, but not its real estate, fixtures and equipment. The Fourth Amendment contains one financial covenant, a fixed charge coverage ratio, which is tested only in certain circumstances.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Description

10.1*	Fourth Amendment to Credit Agreement, dated as of April 10, 2025, by and among the Company, as Borrower, Citi Trends Marketing Solutions, Inc., as Guarantor, and Bank of America, N.A., as Lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain annexes, schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: April 15, 2025	By:	/s/ Heather Plutino
	Name:	Heather Plutino
	Title:	Executive Vice President, Chief Financial Officer